Exhibit 99.1

PROVIDENCE SERVICE CORPORATION

AT THE COMPANY	AT CAMERON ASSOCIATES
Fletcher McCusker – Chairman and CEO	Alison Ziegler 212-554-5469
520/747-6600

FOR IMMEDIATE RELEASE

Providence Service Corporation to Report Solid Revenue But Lower Than

Expected Earnings in Third Quarter; Confirms Return of Missouri NET

Contract

Results to be Reported on Wednesday, November 2nd After the Market Closes

TUCSON, ARIZONA – October 27, 2011 – The Providence Service Corporation (Nasdaq: PRSC) today announced that earnings are currently expected to be approximately $0.13 to $0.16 per diluted share for the third quarter of 2011 on revenue of approximately $235 million. While revenue is at the high end of the Company’s anticipated range, earnings per share is below previously issued guidance of between $0.23 and $0.25. In the third quarter of 2010 the Company reported revenue of $217.2 million and diluted earnings per share of $0.22.

Reasons for the lower than anticipated earnings include the inability of a payer to timely reconcile revenue for services rendered related to a terminated social services contract, additional expenses due to atypical start-up costs related to new LogistiCare contracts, and an adjustment due to annual tax reconciliations.

In addition to some new NET contracts awarded, LogistiCare has confirmed the return of the Missouri NET contract after the early termination of the contract awarded to a competitor.

The Company will report financial results for its third quarter ended September 30, 2011 on Wednesday, November 2, 2011, after the market closes. Additional details and an update to its annual earnings guidance, which had been between $1.29 and $1.33 per share, will be provided in its third quarter release and conference call.

Third Quarter Conference Call

Providence will hold a conference call at 11:00 a.m. EDT (9:00 a.m. MDT and 8:00 a.m. Arizona and PDT) Thursday, November 3, 2011, to discuss its financial results and corporate developments. Interested parties are invited to listen to the call live over the Internet at http://investor.provcorp.com or http://www.earnings.com. The call is also available by dialing (888) 680-0865 or for international callers (617) 213-4853 and by using the passcode 87937977. Participants may pre-register for the call at https://www.theconferencingservice.com/prereg/key.process?key=PB6LVL6HB. Pre-registrants will be issued a pin number to use when dialing into the live call which will provide quick access to the conference by bypassing the operator upon connection.

A replay of the teleconference will be available on http://investor.provcorp.com and http://www.earnings.com. A replay will also be available until November 10, 2011 by dialing (888) 286-8010 or (617) 801-6888, and using passcode 84992425.

About Providence

The Providence Service Corporation, through its owned and managed entities, provides home and community based social services and non-emergency transportation services management to government sponsored clients under programs such as welfare, juvenile justice, Medicaid and corrections. Providence does not own or operate institutional beds, treatment facilities or hospitals, preferring to provide social services in the client’s own home or other community setting. It provides its non-emergency transportation services management through local transportation providers rather than owning its own fleet of vehicles. The Company provides a range of services through its direct entities to approximately 59,100 clients through 647 active contracts at June 30, 2011, with an approximate 9.6 million individuals eligible to receive the Company’s non-emergency transportation services. Combined, the Company has an approximately $1 billion book of business including managed entities.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “demonstrate,” “expect,” “estimate,” “forecast,” “anticipate,” “should” and “likely” and similar expressions identify forward-looking statements. In addition, statements that are not historical should also be considered forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. Such forward-looking statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors which may cause actual events to be materially different from those expressed or implied by such forward-looking statements. These factors include, but are not limited to the global credit crisis, capital market conditions, the implementation of the healthcare reform law, state budget changes and legislation and other risks detailed in Providence’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2010. Providence is under no obligation to (and expressly disclaims any such obligation to) update any of the information in this press release if any forward-looking statement later turns out to be inaccurate whether as a result of new information, future events or otherwise.

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64 E. Broadway Blvd. • Tucson, Arizona 85701 •Tel 520/747-6600 •Fax 520/747-6605 •www.provcorp.com